Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Exhibit 10.3
SIXTH AMENDED AND RESTATED CRACKER
JACK GAS GATHERING AGREEMENT
By and Among
RICE POSEIDON MIDSTREAM, LLC
And
EQT ENERGY, LLC
And
EQT PRODUCTION COMPANY

Dated February 28, 2017

GAS GATHERING AGREEMENT
THIS SIXTH AMENDED AND RESTATED GAS GATHERING AGREEMENT (“Agreement”) is entered into as of this 28th Day of February, 2017 (the “Effective Date”), by and between RICE POSEIDON MIDSTREAM LLC, a Delaware limited liability company (“Gatherer”), EQT ENERGY, LLC, a Delaware limited liability company (“Shipper”) and, for limited purposes as set forth herein, EQT PRODUCTION COMPANY a Pennsylvania corporation (“Producer”). Gatherer and Shipper may be referenced individually as a “Party” or collectively as the “Parties.”
RECITALS

A.
The predecessors in interest to each Party entered into certain Gas Gathering Agreements, dated March 1, 2011 by and between M3 Appalachia Gathering, LLC and Chesapeake Energy Marketing, Inc. and Chesapeake Appalachia, LLC and by and between M3 Appalachia Gathering, LLC and Statoil Natural Gas, LLC and Statoil Onshore Properties, LLC, as first amended September 6, 2011, as second amended December 12, 2012, and as third amended on January 1, 2015 by successors in interest of Rice Poseidon Midstream LLC and EQT Energy LLC and EQT Production Company. On December 18, 2015, the Parties entered into a Fourth Amended and Restated Gas Gathering Agreement and on April 1, 2016 the Parties entered into a Fifth Amended and Restated Gas Gathering Agreement (the “Gathering Agreement”) further amending and restating the prior gathering agreements.

B.	The Parties now desire to further amend and restate the Gathering Agreement as set forth herein in this Agreement.

C.
Shipper purchases all of the gas produced from wells drilled on well pads controlled by Producer or its predecessor in interest as of March 1, 2011 or hereafter acquired by Producer in Allegheny County and Washington County, Pennsylvania, and specifically located within the area of mutual interest as depicted on Exhibit A, as modified pursuant to Section 2.4(a), (the “Acreage”) and desires to deliver to Gatherer all gas produced from the Acreage that Shipper purchases.

D.
Gatherer is developing the Appalachia Gathering System as depicted on Exhibit C (the “AGS Gathering System”) and desires to construct the AGS Gathering System to accept deliveries of gas from Shipper at the central delivery points (“CDPs”) and redeliver the gas to Shipper at the Redelivery Points (defined below), all as set forth in this Agreement.

E.
Gatherer is developing the Denex Gathering System as depicted on Exhibit C (the “Denex Gathering System”) and desires to construct and expand the Denex Gathering System to accept deliveries of gas from Shipper at CDPs and redeliver the gas to Shipper at the Redelivery Points (defined below), all as set forth in this Agreement. The AGS Gathering System and Denex Gathering System may be referenced collectively as the “Gathering Systems”.

Therefore, in consideration of the mutual promises set out in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties and Producer hereby agree as follows:

1.	DEFINITIONS

1.1.
Defined terms. Unless otherwise defined in the recitals or text of this Agreement, capitalized terms are defined in the additional Terms and Conditions contained in Exhibit B attached to, and by this reference made a part of this Agreement, and shall have the meanings respectively ascribed to them therein.

2.	NATURE AND EXTENT OF AGREEMENT

2.1.
Commitment. Producer covenants to sell and Shipper covenants to purchase from Producer all of the gas (including natural gas, natural gasoline and other liquefiable hydrocarbons) that Producer owns or controls and produces from the Acreage (“Dedicated Gas”). Dedicated Gas shall not include gas produced from well pads located within the Acreage that are not operated by Producer or its Affiliate. Notwithstanding the prior sentence, Dedicated Gas shall always include all gas produced from well pads located within the Acreage that are initially operated by Producer or Shipper but may later become non-operated by Producer or Shipper due to a voluntary or involuntary loss of operatorship. Shipper covenants to deliver all of the Dedicated Gas exclusively to Gatherer at the CDPs without other disposition except as otherwise provided in this Agreement. Shipper may also deliver gas produced from Producer’s wells outside of the Acreage to CDPs located within the Acreage. Such gas shall be excluded from the exclusive dedication of Dedicated Gas made by Shipper in this Section 2.1 during the term of this Agreement, but shall in all other respects be treated on the same terms and conditions as the Dedicated Gas delivered hereunder.

2.2.
Services. Gatherer shall receive the Dedicated Gas at the CDPs and Gatherer will gather, compress and dehydrate such Gas as set forth herein. Gatherer will redeliver such Dedicated Gas, less the Fuel (defined in Exhibit B), to Shipper at certain interconnect points constructed or to be constructed by Gatherer between the Gathering Systems and certain pipelines, including Texas Eastern Transmission, LP pipelines (“TETCO”) at the Tombstone interconnect, Equitrans LP pipeline H-148 (“EQT”) at the Jaybird interconnect, Dominion Transmission, Inc. pipeline TL-342 (“DTI”) at the California interconnect, M3 Gathering System pipeline (“M3”) at the High Noon interconnect, and Columbia Gas Transmission pipeline (“TCO”) at the Kryptonite interconnect, all located or to be located in Washington County and/or Greene County, Pennsylvania, as applicable (such interconnect points, collectively, the “Redelivery Points” and individually a “Redelivery Point”) subject to Gatherer having available capacity to confirm Shipper’s nominations to such Redelivery Points during the entirety of the Month. As part of the Firm Service (as defined below), Gatherer is obligated to redeliver to Shipper only at the Tombstone interconnect at a maximum of [***] MMBtu per Day, the High Noon interconnect at a maximum of [***] MMBtu per Day, and the California interconnect at a maximum of [***] MMBtu per Day (with aggregate quantities on each Gathering System subject to Gatherer’s applicable maximum receipt obligations for Firm Service set forth in Section 2.2(d)). All quantities delivered in excess of these Firm Service quantities and quantities to other Redelivery Points will be interruptible service. Shipper shall be solely responsible for arranging the disposition of the gas redelivered to it or for its account at the Redelivery Points.

(a)
AGS Gathering System Firm Service. The total maximum daily volume (“MDV”) that Gatherer is obligated to accept into the AGS Gathering System at the CDPs shall equal [***] MMBtu per Day on any Day during the Primary Term and the Extended Term (the “AGS Gathering System Firm Service”); provided that notwithstanding the foregoing, Shipper’s AGS Gathering System Firm Service shall at all times be subject to Section 2.2(c) and Section 2.2(d). The AGS Gathering System Firm Service shall not be curtailed, interrupted or discontinued by Gatherer without liability for any reason except for (x) an event of Force Majeure; (y) failure or refusal of Shipper to receive or deliver Gas to or from Gatherer, as applicable, in accordance with this Agreement, and (z) failure or refusal of Shipper to comply with the terms and provisions of this Agreement.

(b)
Denex Gathering System Firm Service. The total MDV that the Gatherer is obligated to accept into the Denex Gathering System at the CDPs, excluding the Trax Farms CDP, collectively shall be equal to [***] MMBtu per Day on any Day during the Primary Term and the Extended Term (the “Denex Gathering System Firm Service”); provided that notwithstanding the foregoing, Shipper’s Denex Gathering System Firm Service shall at all times be subject to Section 2.2(c) and Section 2.2(d). Gatherer is not obligated to accept Gas into the Denex Gathering System at the Trax Farms CDP. Shipper’s Denex Gathering System Firm Service shall not be curtailed, interrupted or discontinued by Gatherer without liability for any reason except for (x) an event of Force Majeure; (y) failure or refusal of Shipper to receive of deliver Gas to or from Gatherer, as applicable, in accordance with this Agreement, and (z) failure or refusal of Shipper to comply with the terms and provisions of this Agreement. The AGS Gathering System Firm Service and Denex Gathering System Firm Service may be referenced collectively as “Firm Service”. Gatherer acknowledges and agrees that Firm Service is the highest priority level of service on the Gathering System.

(c)
Release. In the event that Firm Service to Shipper is interrupted, curtailed or disrupted for any reason other than as provided in clauses (x), (y) and (z) of Section 2.2(a) or Section 2.2(b), above (but expressly excluding any failure to meet the runtime requirements in Section 3.4, below, where the remedy for such failure is expressly set forth therein) for [***] ([***]) Days during any [***] ([***]) period, then Shipper shall be entitled to a temporary release from this Agreement of the Firm Service Gas volumes that Gatherer is unable to accept. Such release shall be conditional for a continuous period beginning on the [***] ([***]) Day of interruption or curtailment during such [***] period, and shall not exceed [***] thereafter. Should Gatherer reestablish regular Firm Service to Shipper during the [***] release period which it does not reasonably believe will be subject to further interruption, Gatherer shall give Shipper written notice of such fact; and, within [***] ([***]) Days after its receipt of such notice Shipper shall return all released volumes to the Gatherer and such volumes shall no longer be temporarily released from this Agreement. In the event Gatherer fails to reestablish Shipper’s Firm Service within the [***] release period, Shipper shall be entitled to a permanent release from this Agreement, at Shipper’s sole option, of any Firm Service Gas volumes Gatherer is unable accept on a Firm Service basis.

(d)
Reversion to Gatherer for Non-Use. Beginning on October 1, 2015, and continuing each Year thereafter, the Parties shall re-evaluate the MDV for the AGS Gathering System Firm Service at the end of each Year of the Primary Term and Extended Term to provide Shipper with the capacity it requires while affording the Gatherer with the flexibility needed to utilize unused capacity on the AGS Gathering System. The Parties shall adjust the MDV for the following [***] ([***]) Months (the “MDV Adjustment Period”) for the AGS Gathering System to equal the sum of (i) no less than [***]% of the average daily quantity received at the CDPs delivering into the AGS Gathering System in the previous [***] ([***]) Months and (ii) no less than [***]% of [***] ([***]) Months of forecasted peak quantity of gas flowing into the AGS Gathering System from new wells not producing during the previous month, but never to exceed the initial MDV of [***] MMBtu per Day unless agreed to in writing by the Parties.

Beginning January 1, 2018, and continuing each Year thereafter, Parties shall reevaluate the MDV for the Denex Gathering System Firm Service. The Parties shall adjust the MDV for the MDV Adjustment Period for the Denex Gathering System to equal the sum of (i) no less than [***]% of the average daily quantity received at the those CDP(s) delivering into the Denex Gathering System in the previous [***] ([***]) Months and (ii) no less than [***]% of [***] ([***]) [***] of forecasted peak quantity of gas flowing into the AGS Gathering System from new wells not producing during the previous month, but never to exceed the initial MDV of [***] MMBtu per Day. Gatherer reserves the right to temporarily bypass required quantities received around compression if Gatherer has insufficient compression to maintain an MDV capacity of [***] MMBtu per Day through compression on the Denex Gathering System. Any such bypass shall be temporary and shall not extend for more than [***] ([***]) [***] from the commencement of flow from any new CDP or commencement of flow from any existing CDP with increased quantity of gas.
Following any decrease in aggregate MDV for the Gathering Systems, the aggregate quantity of gas for which Gatherer is obligated to redeliver to a Redelivery Point as part of Firm Service as set forth in this Section 2.2 shall decrease by a percentage equal to the percentage decrease in aggregate MDV. Such decreased aggregate firm redelivery quantity shall be effective on the same date as the decrease in aggregate MDV and shall be distributed among Redelivery Points in a manner mutually agreed upon by the Parties.

2.3.
Term. This Agreement shall become effective on the March 1, 2011 and remain in full force and effect for a primary term ending January 31, 2021 (“Primary Term”) and, upon the expiration of the Primary Term, an additional ten (10) year term ending January 31, 2031 (the “Extended Term”). This Agreement shall continue beyond the Extended Term on a year-to-year basis unless otherwise terminated by either party by providing at least [***] ([***]) Days’ written notice.

2.4.	Dedicated Lease Swap.

(a)
As of December 25, 2014, the Parties agreed to the following acreage swap: (i) Gatherer hereby releases certain leases located within the Acreage (the “Released Leases”) in consideration of the dedication by Producer of substantially similar leases located within the Acreage (the “Replacement Leases”) and (ii) Producer hereby dedicates the Replacement Leases to this Agreement (clauses (i) and (ii) together, the “Dedicated Lease Swap”), all as represented by the area of mutual interest set forth in Exhibit D Beginning on December 25, 2014, the Released Leases will no longer be dedicated hereunder and the Replacement Leases will be dedicated to this Agreement for the remainder of the Primary Term and the Extended Term.

3.	FACILITIES

3.1.
Shipper’s Construction Responsibilities. Shipper shall be solely responsible for the design, construction, acquisition of rights-of-way, and all costs associated with the construction of pipelines, free liquids removal and handling, and wellhead metering facilities to connect the wells on the Acreage (or outside of the Acreage) to the CDPs.

3.2.	[Intentionally Omitted]

3.3.
Gatherer’s Construction Responsibilities. Gatherer shall own, and shall be solely responsible for the construction, maintenance, and operation of the Gathering System. Gatherer shall install, own and operate the CDPs which shall be located within each Drilling Unit within the Acreage. Gatherer shall not be required to extend the Gathering Systems beyond the Acreage to CDPs that do not qualify as a Drilling Unit (unless requested under Section 3.3(b) below) or install CDPs outside of the Acreage. The general locations of the CDPs are set forth in the attached Exhibit C; however, the precise locations of each CDP shall be mutually determined by Shipper and Gatherer (the actual location of a CDP as constructed to evidence such agreed location).

(a)
Future Construction. Shipper may request in writing that Gatherer construct additional laterals and pipeline extensions (“Future Construction”) to connect future CDPs within the Acreage to the Gathering Systems. Gatherer shall work diligently to complete the Future Construction as promptly as commercially reasonable. Additionally, upon securing the required rights-of-way and governmental or regulatory permits, Gatherer shall use commercially reasonable efforts to insure any Future Construction is completed within a timeframe allotting [***] ([***]) weeks for each mile of pipeline to be constructed; provided, that any pipeline of [***]. In the event that Gatherer does not complete the Future Construction within the time periods described above, and, as a result of such failure, any of Shipper’s CDPs is “waiting on pipeline”, then Gatherer shall credit Shipper’s Service Fee by [***]% for such CDP for an equivalent time period for which the affected CDP was waiting on pipeline. For purposes of this Section 3.3(a), “waiting on pipeline” means that the affected CDP is not operational and able to accept the Dedicated Gas [***] ([***]) Days following the first Day that both (x) Shipper’s construction responsibilities related to such CDP and upstream well are complete and (y) Shipper fractures the well connected upstream of such CDP.

(b)
Shipper may request Gatherer, in writing, to construct additional laterals, pipeline extensions, and meter stations to connect CDPs to the Gathering Systems to lands that are not within a Drilling Unit (as defined herein). Gatherer shall work diligently to complete the construction as promptly as commercially reasonable. Shipper shall reimburse Gatherer for [***]% of Gatherer’s costs incurred in the construction of such laterals, pipeline extensions, and meter stations. Such costs shall [***] include all [***] capital costs incurred including, but not limited to, materials, labor, rights-of-way acquisition costs, permitting costs, and inspector costs. Such reimbursement shall be paid in [***] ([***]) [***]. For any lateral or extension constructed under this Section 3.3(b), Shipper’s Dedicated Gas on such laterals or extensions shall have priority over all other deliveries from other shippers flowing on such laterals or extensions.

(c)
At Gatherer’s sole cost and expense, Gatherer anticipates placing into service facilities necessary to connect the Denex Gathering System to the Harbison CDP by July 15, 2018 and the Redd CDP [***] ([***]) months after the Redd CDP commences flow, and will attempt to connect earlier based on a commercially reasonable basis. Once the connection to the Harbison CDP is completed, the Shipper’s MDV for the Denex Gathering System will be increased to [***] MMBtu/Day. A general description of such facilities are as follows:

(i)
Gatherer shall construct, or cause its Affiliate to construct, approximately [***] ([***]) miles of gathering pipeline to service EQT’s wells. Specifically, for the Harbison Well and Lutes Well , Gatherer shall construct, or cause its Affiliate to construct, approximately [***] [***] miles of pipeline loop from the area in proximity to the Harbison Well to the eastern end of the Denex Gathering System. For the Redd Well, Rice shall construct an approximately [***] ([***]) mile of gathering pipelineto transition the Redd Well to the suction of compression towards the middle of the Denex Gathering System. Notwithstanding anything else in this Section 3.3(c)(i), Gatherer shall have sole discretion over the construction of the facilities necessary to satisfy its obligations in this Section 3.3(c).

3.4.	Run Time. Gatherer shall endeavor to maintain the run time of its facilities at [***] percent ([***]%) per Month on an hourly basis; provided, however, such run time calculation shall not include time lost due to Force Majeure or Gatherer’s [***] maintenance of its facilities. Gatherer and Shipper shall determine, once every [***] ([***]) [***] whether the run time during the previous [***] ([***]) [***] was less than [***]% during the entirety of such period. If Gatherer and Shipper determine that the run time is less than [***]% for such period, and if as a result of such run time Gatherer was unable to provide Firm Service up to the Shipper’s MDV in any Month during such period, then Gatherer shall credit Shipper [***] ($[***]) per Mcf for all gas delivered at the CDPs during the ensuing [***] ([***]) [***] Period up to the quantity of Shipper’s Dedicated Gas Gatherer was not able to deliver. Gatherer shall give Shipper [***] ([***]) Days’ notice of any such planned preventative maintenance of its facilities.

3.5.
AGS Gathering System Pressure. Gatherer shall endeavor to maintain a pressure at each CDP delivered into the AGS Gathering System located within the Acreage of no greater than [***] psi. To calculate the average AGS Gathering System pressure, Gatherer shall take the summation of the average daily pressure from each CDP delivering into the AGS Gathering System over each Month and divide by the aggregate number of CDPs. In the event the pressure at any CDP within the Acreage averages between [***] psi and [***] psi during any given Month, then Gatherer shall credit Shipper [***] ($[***]) per MMBtu for the gas affected during the given Month. In the event the pressure at any CDP within the Acreage averages greater than [***] psi during any Month, then Gatherer shall credit Shipper [***] ($[***]) per MMBtu for the gas affected during the given Month; provided that if the average Daily gas volumes delivered by Shipper to Gatherer at all CDPs and redelivered by Gatherer to Shipper at all Redelivery Points for such Month were in excess of the MDV, then Gatherer shall have no obligation to credit Shipper for such Month. Notwithstanding anything in this Agreement to the contrary, commencing on January 1, 2015 and continuing Month to Month thereafter until the date that is [***] ([***]) [***] after the Day Shipper notifies Gatherer in writing that it will not, for the remainder of the Primary Term or Extended Term, deliver to the AGS Gathering System volumes of gas in excess of the volumes being then presently produced from wells within the Acreage (and provided that average Daily volumes of gas delivered by Shipper during such [***] ([***]) [***] period are less than or equal to the volumes of gas delivered by Shipper on the date of such notification), Shipper waives and releases Gatherer from the obligation to credit Shipper for gas received within the Acreage during any Month that has an average AGS Gathering System pressure of less than [***] psi for such Month; provided that the termination of such waiver and release will not become effective until Shipper delivers, for an uninterrupted [***] ([***]) [***] period, Daily average volumes of gas that are less than or equal to the volumes of gas delivered by Shipper on the date of such notification. No pressure obligations shall apply to the Denex Gathering System and Gatherer will use commercially reasonable efforts to maintain a pressure at each CDP delivering into the Denex Gathering System of no greater than [***] psig.

3.6.	Buy-Back Meter.

(a)	Installation. At the written request of either Producer or Shipper, Gatherer shall provide Producer with a cost estimate and plans for the procurement and installation of one or more buy-back meters on the Gathering Systems for Producer’s drilling operations (each, a “Buy-Back Meter”) within [***] ([***]) [***] of receiving each such request; provided that, for a [***] ([***]) period after receiving Gatherer’s cost estimate and project plans, Producer may request reasonable changes to Gatherer’s cost estimate and/or project plans to be implemented with Gatherer’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Producer agrees to any such cost estimate and project plans, Gatherer shall install each such Buy-Back Meter at the location specified in the project plans. Acknowledging that time is of the essence, Gatherer shall work diligently to complete the installation in a commercially reasonable manner and on an [***], reimbursable basis. Producer shall reimburse Gatherer for 100% of Gatherer’s costs incurred in the installation of any such Buy-Back Meter, which costs shall (i) [***] (ii) include all auditable costs incurred by Gatherer during such installation, including but not limited to costs for equipment, materials, labor, permitting, inspection and maintenance. Producer shall be responsible for any taxes or fees levied on Gatherer for this service. Gatherer shall own, operate, and maintain all facilities installed as part of each Buy-Back Meter. Once each Buy-Back Meter project is complete and Gatherer has accrued all costs, Gatherer will invoice Producer for all such costs and include reasonable documentation to justify all costs. Producer shall remit the invoiced amount on the date that is the later of the 25th Day of the Month following the Accounting Period or thirty (30) Days after the date of such invoice.

(b)
Operation. Producer shall be solely responsible for all costs and operations downstream of each Buy-Back Meter, including but not limited to using each such Buy-Back Meter to remove gas from the Gathering System. Any such gas removed by Producer shall be deemed to be pre-delivered to Shipper from Shipper’s account and such Buy-Back Meter shall be deemed a Redelivery Point for all purposes hereunder except with respect to Gatherer’s obligation to provide Firm Service at any such Buy-Back Meter Redelivery Point; the Parties acknowledge that Gatherer will only provide interruptible service at any such Buy-Back Meter Redelivery Point. The gas removed by Producer shall constitute a loan of an equivalent quantity of gas, in MMBtus, from Shipper to Producer; provided that (i) Producer shall repay to Shipper such loaned amount in-kind as soon as possible and (ii) all subsequent deliveries of gas by Shipper at the CDPs shall be deemed to repay any imbalance in Shipper’s account until the same quantity of MMBtus pre-delivered to Producer is fully restored to Shipper’s account. PRODUCER AND SHIPPER SHALL RELEASE, INDEMNIFY AND HOLD GATHERER HARMLESS FROM ANY AND ALL COSTS, FEES, TAXES, LOSSES AND DAMAGES RELATED TO ANY BUY-BACK METER.

4.	FEES

4.1.	Service Fees. The gathering and dehydration fee, the compression fee, and the interconnect fee are collectively referenced in this Agreement as the “Service Fee”

(a)
Gathering and Dehydration Fee. Shipper shall pay a gathering and dehydration fee of [***] ($[***]) per MMbtu for all gas delivered to the CDPs into the Gathering Systems provided, however, that until the date that the TETCO Redelivery Point is in service and available for the redelivery of Shipper’s gas (and regardless of Shipper’s nominations, if any, to such Redelivery Point), the gathering and dehydration fee shall be [***] ($[***]) per MMBtu for all gas delivered into the CDPs. Upon Shipper’s delivery of [***] MMBtu per Day during any Month at any or all of the CDPs delivering into the AGS Gathering System, the applicable gathering and dehydration fee for all gas delivered at all CDPs shall be reduced by [***] ($[***]) per MMBtu for the remainder of the Primary Term and Extended Term.

(b)
Compression Fee. Shipper shall pay [***] ($[***]) per MMBtu for compression fee for all gas delivered to the CDPs into the AGS Gathering System (“AGS Compression Fee”) and Shipper shall pay [***] ($[***]) per MMBtu for compression fee for all gas delivered to the CDPS into the Denex Gathering System (“Denex Compression Fee”). No Denex Compression Fee shall be assessed to a CDP when Gatherer has that specific CDP on bypass of compression as permitted by Section 2.2(d) of this Agreement.

4.2.
Fuel. Shipper shall be allocated its pro rata share of the actual Fuel in MMBtus for each Gathering System. The lost and unaccounted for gas component of the Fuel allocated to Shipper shall not exceed [***] ([***]%) of Shipper’s Dedicated Gas delivered at the CDPs delivered into each Gathering System (measured in MMBtus) during any [***] ([***]) [***] period. If applicable, the compression component of the Fuel allocated to Shipper shall not exceed [***] ([***]%) of Shipper's Dedicated Gas per stage of compression performed by Gatherer in any [***].

4.3.
CPI Adjuster. All Service Fees, except the Denex Compression Fee, shall be adjusted upward or downward, annually, for inflation or deflation on each January 1, beginning January 1, 2013 by multiplying each Service Fee by the sum of (a) one, plus (b) the percentage increase or decrease, if any, in the final Consumer Price Index for All Urban Consumers U.S. City Average, All Items, Not Seasonally Adjusted (“CPI-U”) (as reported by the United States Department of Labor, Bureau of Labor Statistics) for the previous twelve-Month (12-Month) period for which changes are reported; provided, however, that in no event will the Service Fee ever be reduced below the amounts set forth in Section 4.1. For purposes of this Section 4.3, the CPI-U shall not exceed [***]% per year. The Denex Compression Fee and Interconnect Fee will be adjusted by the same mechanism on each January 1, beginning January 1, 2017.

5.	NOTICES

5.1.
Notices. Unless expressly specified otherwise in this Agreement, all notices, demands or communications (“Notices”) under this Agreement shall be in writing and shall be addressed to the party as set forth in this Section 5. Notices shall be deemed effective and shall be deemed delivered (i) if by personal delivery or by overnight courier, on the date of delivery if delivered on or before 4:30 p.m. local time on such Day, (ii) if by electronic communication, on the Day of receipt unless received after 4:30 p.m. local time, and (iii) if by mail, on the first to occur of actual receipt or the third business Day following the date of posting (as evidenced by the postal receipt). Unless otherwise changed by Notice to the other party, all Notices shall be addressed as follows:
If to Shipper:

EQT Energy, LLC
625 Liberty Ave.
Suite 1700
Pittsburgh, PA 15222
Attn: [***]
Phone: [***]
Email address: [***]

If to Producer:

EQT Production Company
625 Liberty Ave.
Suite 1700
Pittsburgh, PA 15222
Attn: [***]
Phone: [***]
Email address: [***]

If to Gatherer:

Rice Poseidon Midstream LLC
2200 Rice Drive
Canonsburg, PA 15317
Attn: [***]
Phone: [***]
Fax: [***]
Email address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.
Shipper    Gatherer

EQT ENERGY, LLC    RICE POSEIDON MIDSTREAM LLC

By: /s/ Donald M. Jenkins	By: /s/ Rob Wingo
Name: Donald M. Jenkins	Name: Rob Wingo

AGREED TO for the purposes set forth in this Agreement:
Producer
EQT PRODUCTION COMPANY

By: /s/ David Schlosser
Name: David Schlosser
Title: EVP

EXHIBIT A

AREA OF MUTUAL INTEREST

[***]

Exhibit A

EXHIBIT B

GENERAL TERMS AND CONDITIONS

1.	DEFINITIONS

1.1.
Defined Terms. The following terms, when capitalized in the Agreement and/or this Exhibit B, shall have the meanings defined either in this Section 1.1, or shall have the meanings ascribed to them elsewhere in the text of this Agreement.

“Accounting Period” means a period of one Month during which deliveries are made by Shipper at the CDPs.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. Affiliated shall have the correlative meaning. The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Notwithstanding the foregoing, any Person shall be deemed to control any specified Person if such Person owns or controls fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns or controls fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control
“Btu” or “BTU” means British Thermal Unit and is defined as the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty nine and one-half degrees Fahrenheit (59.5°F) to sixty and one-half degrees Fahrenheit (60.5°F) at a constant pressure of fourteen and seventy three hundredths pounds per square inch absolute (14.73 Psia).
“Cubic Foot of gas” means the amount of gas required to fill a cubic foot of space when the gas is at a base pressure of 14.73 Psia at a base temperature of sixty degrees Fahrenheit (60° F).
“Day” means the 24-hour period beginning and ending at 9:00 a.m. local time. The reference date for any Day shall be the calendar date at the beginning of the Day.
“Drilling Unit” means [***] or such other quantity of contiguous acres of land within the Acreage that is formed and permitted for natural gas drilling and production by Producer.
“Force Majeure” shall have the meaning set forth in Section 10 of this Exhibit B.
“Fuel” means gas volumes or electrical power consumed and gas volumes incidentally lost and unaccounted for in the operation of the Gathering Systems and the provision of the compression, dehydration and other services that are contemplated by this Agreement.

Exhibit B

“Gas,” whether or not capitalized herein, means the effluent vapor including all of the constituents thereof and entrained liquids as produced from a well, whether a gas well or an oil well, and delivered into the Gathering System by Shipper and other producers at their respective CDPs.
“Law(s)” means all present and future valid applicable laws, rules, regulations, ordinances, decrees, decisions or orders of any federal, state or local governmental authority.
“Mcf” means one thousand (1,000) cubic feet of gas.
“MMBtu” shall mean one million (1,000,000) Btus.
“Month” means a period beginning at 9:00 a.m. on the first Day of a calendar month and ending at 9:00 a.m. on the first Day of the next succeeding calendar month.
“Psia” means pounds per square inch absolute.
“Psig” means pounds per square inch gauge.
“Year” means the period of time beginning at 9:00 a.m. local time on one Day and ending at 9:00 a.m. local time on the same Day the following year.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1.
General Representations and Warranties. As of May 31, 2013 for Shipper and Producer and as of February 12, 2014 for Gatherer, and during the term of this Agreement, each party, as to itself only, represents and warrants that: (a) it has the right, power, authority and capacity to enter into and perform this Agreement and all transactions contemplated herein, and all actions required to authorize it to enter into and perform this Agreement have been properly taken; (b) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it; (c) there are no pending or threatened lawsuits, proceedings, judgments or orders by or before any court or governmental authority that affect either its ability to perform this Agreement or the rights of the other party hereunder.

2.2.
Warranty of Title and Covenant to Defend. Shipper hereby warrants that at the time of delivery of Shipper’s Dedicated Gas to the CDPs it will have good title to or the right to deliver the gas delivered hereunder and Shipper’s right to sell the same, or market said gas free from all liens and adverse claims, including liens to secure payment of production taxes, severance taxes, and other taxes. Shipper shall defend and indemnify Gatherer and save it harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of adverse claims, whether meritorious or not, of any and all Persons relating to ownership of said gas or to royalties, overriding royalties, taxes, license fees, or charges thereon, resulting from actions of, by, or through or under Shipper. Gatherer shall be entitled to recover all reasonable attorneys’ fees incurred as a result of its involvement in any action or claim described herein.

2.3.
Redelivery of Gas. Shipper covenants to accept or otherwise make suitable arrangements for the disposition of its gas at the Redelivery Points. Upon Shipper’s failure to do so, Gatherer shall be immediately entitled to discontinue receipt of the Shipper’s Gas until Shipper is able to make such suitable arrangements.

2.4.
Operational Nomination and Balancing. Nominations are to be submitted by Shipper to the attention of Gatherer’s gas scheduling department in writing, by electronic means designated by Gatherer by 11:30 a.m. Central Time on the Day before Gas is to flow. The nominations shall cite the aggregate volume of gas by system, adjusted for Fuel, as applicable, to be delivered by Shipper at the CDP(s) for redelivery by Gatherer at specified Redelivery Point(s), all in accordance with Gatherer’s then current nomination procedure. Gatherer shall notify Shipper of differences in nominated and scheduled quantities in a timely manner on the Day the nomination is made.

If during any Month, Gas received into Gatherer’s System by or on behalf of Shipper is greater or less than Gas delivered for or on behalf of Shipper, given due adjustments for Fuel, such imbalance shall be resolved on a monthly basis with the same imbalance resolution methodology utilized by the downstream pipeline. All outstanding imbalances shall be resolved within [***] ([***]) Days of the termination of this Agreement.
Notwithstanding anything to the contrary herein, Shipper and Gatherer agree that the operational nomination and balancing provisions set forth herein take into account the policies of the pipelines connected to the downstream side of the Redelivery Points as of March 1, 2011. In the event such policies change after March 1, 2011, Shipper and Gatherer agree to modify the procedures set forth above to comply, in all respects, with such downstream pipeline policies and procedures.

2.5.
Agreement for Grant of Easement. To the extent that Shipper or any of its Affiliates owns any surface property in fee or pursuant to a leasehold interest, Shipper shall, without cost to Gatherer and to the extent it has the right to do so, grant, assign or convey, or request the Affiliate to grant, assign or convey, to Gatherer an easement and right-of-way over, under and across such property, and through any adjoining lands in which Shipper may have an interest, for the purpose of installing, using, inspecting, repairing, operating, replacing, and/or removing Gatherer’s pipe, meters, lines, and other equipment used or useful in the performance of the Agreement. Any property of Gatherer placed in or upon any of such land shall remain the personal property of Gatherer. Gatherer shall indemnify and hold Shipper harmless of and from any and all claims and damages for all injuries to persons, including death, or damage to property arising out of or incident to Gatherer’s use of the easement hereunder transferred, only in the event said claim or damage shall be the result of the negligence of Gatherer, their employees, agents and representatives.

3.	POINT(S) OF DELIVERY, PRESSURE AND OWNERSHIP

3.1.
Points of Delivery and Redelivery. The inlet block valve flange of Gatherer’s metering facilities located at a CDP is the point of delivery for all of the Shipper’s Gas delivered into the applicable Gathering System at such CDP. The outlet block valve flange of Gatherer’s metering facilities located at a Redelivery Point is the point of redelivery for all of the Shipper’s Gas delivered at such Redelivery Point.

3.2.	Transfer of Title. Title to all of the Shipper’s Gas shall remain with Shipper and shall not pass to Gatherer, unless otherwise provided in this Agreement.

3.3.
Possession and Control. Shipper shall be in possession and control of the gas deliverable under the Agreement and responsible for any injury or damage caused thereby until the same shall have been delivered to Gatherer at the CDPs. Gatherer shall be deemed to be in exclusive possession and control of the gas once it is received at the CDPs until redelivery at the Redelivery Points, and responsible for any injury or damage caused thereby.

3.4.
Uniform Rate of Flow. The parties recognize the desirability of maintaining a uniform rate of flow of gas to the Gathering Systems, and Shipper agrees to use its best commercially reasonable efforts to regulate its delivery of Shipper’s Gas so that gas shall be made available at the CDPs at as uniform a rate of flow as practicable.

3.5.
Pressure. Shipper shall deliver gas, or cause gas to be delivered, at the CDPs at pressures sufficient to affect delivery into the Gathering Systems, but in no event shall Shipper cause the pressure at the CDPs to exceed the maximum allowable operating pressure (“MAOP”) as determined by Gatherer. Shipper shall also install and operate, or cause to be installed and operated, an automatic high pressure shutoff valve on the equipment at each CDP to shut off gas flow at a maximum pressure as determined by Gatherer from time to time to limit the pressure at which Shipper delivers gas to prevent the over-pressuring of the Gathering System for safety purposes.

4.	RESERVATIONS OF SHIPPER OR PRODUCER

4.1.
Excluded Gas. Shipper or Producer hereby expressly reserves the following rights with respect to Shipper’s or Producer’s Gas and the Acreage prior to delivery of the same to Gatherer at the CDPs: (a) to use the gas for fuel in the development and operation of the leases from which the gas is produced; (b) to provide the gas for delivery to unaffiliated lessors of the leases of the gas if such lessors are entitled to use or take such gas in kind under the terms of the leases, provided however, that such gas is not delivered to the lessors via Gatherer’s Gathering Systems; (c) to use the gas for fuel or lift gas in the operation of the facilities which Shipper may install in order to deliver gas hereunder in accordance with the terms hereof; (d) to pool or unitize the leases (or any portion thereof) with other lands and leases; provided, that, this Agreement will cover Shipper’s interest in the pool or unit and the gas attributable thereto; and (e) [***].

5.	QUANTITY RESTRICTIONS

5.1.
Obligation to Receive Gas. Shipper acknowledges and understands that Gatherer will use the Gathering Systems to receive gas delivered by other parties and that Gatherer has the right to designate or utilize gathering, compression or dehydration facilities owned and operated by third parties to gather, compress, and dehydrate the Shipper’s Gas. Gatherer’s obligation to receive the Shipper’s Gas under the Agreement is subject to the limitations and conditions set forth below:

(A)
Restrictions. If Gatherer is unable to receive the total volumes of the Gas due to any event of Force Majeure, Gatherer shall use its commercially reasonable efforts to control and receive only that portion of the Gas available for delivery from each CDP which is ratable on a volumetric basis with the total volumes subject to such restrictions and available for delivery from all CDPs on the Gathering Systems based upon the most recent Accounting Period of production during which no events of Force Majeure were in effect.

(B)
Unacceptable Gas. Gatherer shall not be required to accept gas from any CDP where Gatherer reasonably believes an unsafe condition exists or where such gas does not meet the quality specifications set forth in Section 7.1.

6.	GAS MEASUREMENT

6.1.
Measurement Equipment. Gatherer shall furnish and install at the CDPs a suitable Senior orifice meter run, and other ancillary devices as needed, such as transmitters and flow computers, or other types of meter or meters of standard make and design commonly acceptable in the industry and meter design where the facility will not require a shutdown to perform meter calibration, at the CDPs. Each meter installed shall be a meter acceptable in the industry and each meter shall be fabricated, constructed, installed, and operated in accordance with the requirements of applicable provisions in American Gas Association (“AGA”) - American Petroleum Institute (“API”) AGA 2000 I API 14.3 specifications, and American National Standards Institute (“ANSI”) - API ANSVAPI 2530, “Orifice Metering of Natural Gas” (AGA gas Measurement Committee Report No. 3) of the Natural Gas Department of the AGA, Electronic flow measurement shall comply with API 21.1, Flow Measurement Using Electronic Metering Systems, in effect at the time of installation, as amended from time to time, or by any other method commonly used in the industry and mutually acceptable to the parties. Chart recorded measurement should not be installed or accepted as primary measurement without mutual agreement by both parties. Any meter installed hereunder shall be open to inspection by Shipper at all reasonable times. The charts, electronic flow measurement (“EFM”) data and/or records pertaining to measurement hereunder shall be retained by Gatherer for a period of [***] ([***]) [***] (or longer to the extent required by Law) for the mutual use of the parties.

6.2.
Shipper’s Check Meters. Shipper may, at its option and sole expense, install, maintain and operate check meters of a suitable type and other equipment to check Gatherer’s meters; provided, however, that such check meters and other equipment shall be installed by Shipper so as not to interfere with the operation of any of Gatherer’s facilities. Gatherer and Shipper shall have access to each other’s measuring equipment at all times during business hours, but the reading, calibrating and adjustment thereof and the changing of charts shall be done only by the employees or agents of Gatherer and Shipper, respectively, as to meters or check meters so installed hereunder. If EFM is installed by Shipper, Shipper shall allow Gatherer to connect to it and access all relevant data.

6.3.	Meter Calibration.

(A)
Calibration. Gatherer shall calibrate meters as often as required, as determined by Gatherer in accordance with standard industry practices to reasonably assure accurate measurement, but at least twice per year. Calibrations of meters will be made in the presence of representatives of Shipper, if Shipper chooses to be represented. If either party, at any time, desires a special test of any of the meters, the party will promptly notify the other party, and the parties will then cooperate to secure a calibration test and a joint observation of any adjustments, and the meter shall then be adjusted to accuracy. The costs of special tests shall be borne by the requesting party unless the meter is found to be more than [***] percent ([***]%) in error, in which case Gatherer shall pay the costs. Gatherer shall give Shipper notice of the time of all regular tests of its meters and other tests, sufficiently in advance to allow Shipper to have its representative present. Orifice plate inspection will be made at each meter calibration.

(B)
Errors Less Than or Equal to [***]%. If upon any test, any of Gatherer’s measurement equipment is found to be in error by [***] percent ([***]%) or less, previous recordings of such equipment shall not be adjusted by the amount of the error, but such equipment shall be adjusted to a condition of accuracy.

(C)
Errors Greater Than [***]%. If, upon any test, any of Gatherer’s measurement equipment is found to be inaccurate by greater than [***] percent ([***]%), and the total inaccuracy is greater than [***] MCF [***], then the registrations and billings shall be corrected for a period from the beginning of the Accounting Period in which the test was conducted, using the order of preference set forth in Section 6.4 below. Following any test, measurement equipment found inaccurate shall be adjusted to a condition of accuracy.

6.4.
Measurement Equipment Out of Service or Repair. If Gatherer’s measurement equipment is found to be measuring inaccurately and the amount of gas delivered cannot be ascertained or computed from the reading, then the gas delivered during the Accounting Period shall be estimated and agreed upon by the parties based on the best data available, using the first available of (i) the registration of any check meter, including Shipper’s Check Meters, or meters if installed and accurately registering; or, (ii) correction of the errors, if the percentage of error is ascertainable by meter calibration, test or mathematical calculation; or (iii) estimation based on comparison of the quantity of deliveries with deliveries during preceding periods under similar conditions when the meter was registering accurately.

6.5.
Standards for Computations. All fundamental constants, observations, records, calculations, and procedures involved in the determination and/or verification of the quantity and other characteristics of gas measured hereunder, for CDP measurement purposes, unless otherwise specified herein, shall be in accordance with the applicable provisions in ANSI - API ANSI/API 2530, “Orifice Metering of Natural Gas” (AGA Gas Measurement Committee Report No. 3) as amended from time to time, or by any other method commonly used in the industry and mutually acceptable to the parties. Factors required in the computations shall be determined in the following manner:

(A)
Temperature. The temperature of gas flowing through each meter shall be determined by a recording thermometer or EFM installed by Gatherer (at its sole cost and expense) to properly record the temperature of the flowing gas and the arithmetical average of the temperature recorded while the gas is flowing during each meter chart interval shall be used in correcting volumes delivered hereunder to a temperature base of sixty degrees Fahrenheit (60°F).

(B)	Base Pressure. The base pressure that shall be used for all gas measurement hereunder shall be 14.73 Psia.

(C)
Barometric Pressure. The average absolute atmospheric (barometric) pressure shall be assumed to be 14.40 Psia regardless of the actual elevation or location of the CDP above sea level or of a variation of barometric pressure from time to time.

(D)
Unit of Measurement. The unit of gas volume measurement shall be a MCF of gas. If the pressure base is changed or modified from 14.73 Psia by any regulatory agency having jurisdiction, the unit of measurement shall be adjusted to conform to the new pressure base by use of a factor, the numerator which is 14.73 Psia and the new pressure base (expressed in Psia) is the denominator.

(E)
Deviation from Ideal Gas Laws. Deviation from Ideal Gas Laws shall be determined in accordance with the formulas prescribed in AGA Report No. 8 or other approved methods. The pressure and temperature data shall be taken by appropriate methods, and deviation from Ideal Gas Laws shall be calculated. The accuracy of the super-compressibility factors determined shall be verified once each year, or more often if necessary, and such factors shall be determined in accordance with the AGA Report No. 8 or other approved methods.

6.6.
Gas Analysis. The heating value and specific gravity of the gas shall be determined using chromatographic methods as often as required, using representative spot samples or continuous samplers as determined by mutually agreed between Shipper and Gatherer in accordance with standard industry practice, to reasonably assure accurate determinations, [***]. The tests shall determine the heating value and specific gravity to be used in computations in the measurement of natural gas received by Gatherer until the next regular test, or until changed by special test. For purposes of determining heating value, all gas measured shall be based on actual water vapor content at delivered pressure and temperature conditions. No heating value will be credited for Btus attributable to hydrogen sulfide or other nonhydrocarbon components. Shipper may obtain comparative samples and may connect in parallel for samples. Comparative cylinders are to be connected and/or removed at the same time as Gatherer’s sample.

6.7.	Electronic Flow Measurement. Gatherer may install EFM devices to measure all or part of the gas delivered pursuant to the Agreement. If the EFM equipment is installed, it shall be utilized, and volumes shall be calculated in accordance with generally accepted industry standards. Shipper shall be provided access to the relevant EFM data from Gatherer’s flow measurement equipment. Any cost or expense incurred by Shipper to receive such data shall be the sole responsibility of Shipper.

6.8.
New Measurement Techniques. If at any time a new industry accepted method or technique is developed with respect to gas measurement or the determination of the factors used in such gas measurement, such new method or technique may, at Gatherer’s sole election, be substituted.

7.	GAS QUALITY

7.1.
Gas Quality Requirements. The gas received by Gatherer hereunder at each CDP shall be commercial in quality, and free of all odor and deleterious substances injurious to pipelines (including dust, dirt, gum-forming constituents, free water, bacteria, and other liquid or solid matter that might interfere with its merchantability or cause injury to or interference with proper operations of the facilities through which the gas flows). Concentrations of hazardous substances must not be hazardous to health, injurious to pipeline facilities, or a limit to marketability. Hazardous substances shall be defined as toxic substances, carcinogenic substances, and/or reproductive toxins. The Shipper’s Gas delivered at the CDPs shall always conform to the specifications of the pipelines connected to the downstream side of each of the Redelivery Points, as the same may be modified or revised from time to time, and shall initially conform to the following specifications:

(A)	Hydrogen Sulfide – not contain more than one-half (1/2) of a grain per one hundred (100) cubic feet, or 8 parts per million (8 PPM).

(B)	Total Sulfur – not more than five (5) grains per one hundred (100) cubic feet.

(C)	Flowing Gas Temperature – not less than forty degrees (40°F) Fahrenheit nor more than one hundred twenty degrees (120°F) Fahrenheit.

(D)
Heating Value – the gross heating value shall not be Jess than 967 BTU per standard cubic foot on a saturated basis at a base pressure of 14.73 Psia or greater than 1100 BTU per standard cubic foot on a saturated basis at a base pressure of 14.73 Psia.

(E)
Wobbe Number – not less than 1314 nor greater than 1400 or current TETCO Wobbe specifications in effect (calculated using Total Heating Value (THV), dry, under standard conditions at 14.73 psia at 60 degrees (60°F) Fahrenheit.

(F)	Water – there shall not be any free water.

(G)	Oxygen – not more than one tenth of one percent (0.1%) by volume.

(H)	Nitrogen and Oxygen Content – not more than two and seventy-five hundredths percent (2.75%) by volume.

(I)	Carbon Dioxide (CO2) – not more than two percent (2%) by volume.

(J)	Total Non-Combustible Gases – not more than four percent (4%) by volume.

(K)	Hydrocarbon Dewpoint – not more than fifteen degrees (15°) Fahrenheit.
Notwithstanding anything to the contrary herein, Shipper and Gatherer agree that the gas quality specifications set forth above take into account the (i) specifications of the pipelines connected to the downstream side of the Redelivery Points as of March 1, 2011 and (ii) services currently contemplated under this Agreement. Shipper agrees that where any of the downstream pipelines specifications are such that that the services provided under this Agreement as of March 1, 2011 will not result in Shipper’s Gas conforming to such downstream pipeline specifications, then Shipper’s Gas shall be treated in accordance with the nonconforming gas provisions set forth in Section 7.2, below.

7.2.	Nonconforming Gas.

(A)
Free Flow of Gas. Shipper shall cause its gas to meet the quality specifications contained in this Article and insure that the gas contains no free liquids (except fluids entrained in the gas phase) and solids that could accumulate in Gatherer’s pipelines and impede the free flow of gas. Gatherer shall be responsible and shall make no additional charge to Shipper for the disposal of water, fluids and solids collected through mechanical means. Gatherer shall remit to Shipper all of its pro rata share of the Condensate Proceeds from any sale of liquid hydrocarbons (including condensate and drip liquids) so collected from only the AGS Gathering System and allocated to Shipper on an inlet MMBtu basis. As used herein, “Condensate Proceeds” means the actual proceeds received by Gatherer from the sale of condensate collected from the Gathering Systems after deducting Gatherer’s allocation of capital expenses directly incurred or made by Gatherer to collect, remove, treat, condition, store, or transport such liquids, including water and condensate, operating and direct expenses such as personnel costs, chemical costs, and disposal costs, taxes, fees, and adjustments, including, but not limited to, transportation, marketing, loading, third party blending or treating fees, commissions, fuel, losses, freight allowances and adjustments for product quality incurred or made by Gatherer in connection with the sale of said condensate.

(B)
Testing. Gatherer may test the Dedicated Gas for adherence to the specifications contained in this Article. Such testing shall take place at or near the applicable CDP, and shall be in accordance with generally accepted industry standards and procedures. If the Dedicated Gas does not meet the specifications set forth in Section 7.1 above, Gatherer, at its option, may accept or refuse to accept delivery of said gas into the Gathering Systems. Gatherer’s acceptance of such nonconforming Dedicated Gas shall not constitute a waiver of this provision with respect to any future delivery of gas by Gatherer. If Gatherer declines to accept any Dedicated Gas, Shipper shall make reasonable efforts to cause the nonconforming Dedicated Gas to be altered to conform to the quality specifications set forth in Section 7.1, above. Shipper shall give Gatherer notice of the actions taken to meet the specifications. If Shipper’s nonconforming Dedicated Gas is delivered into Gatherer’s pipeline without the prior knowledge or approval of Gatherer, Shipper shall be liable for any damage or injury to any meters, equipment or other facilities of Gatherer caused by Shipper or its agents.

(C)
Remedial Action. Notwithstanding the foregoing, in the event that the Gas does not conform to the quality specifications set forth in this Article, Gatherer shall have the sole right but not the obligation to install facilities necessary to cause the nonconforming gas to conform thereto. In such event, Gatherer shall charge, and Shipper agrees to pay, additional fees and fuel allowances as the same shall be determined by both parties in good faith, as consideration for such corrective services.

8.	TAXES

8.1.
Shipper shall pay or cause to be paid, and agree to indemnify and hold harmless Gatherer from and against the payment of, all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any Governmental Authority with respect to Shipper’s Dedicated Gas [***]. Subject to Section 8.2, Gatherer shall pay or cause to be paid all taxes and assessments, if any, imposed upon Gatherer for the activity of gathering of Shipper’s Dedicated Gas [***].

8.2.
Shipper shall reimburse Gatherer for [***] (a) any additional, increased, or subsequently applicable taxes (other than income taxes and any real or personal property or other ad valorem tax imposed on Gathering Systems) implemented or imposed after March 1, 2011 that are lawfully levied on or paid by Gatherer with respect to its performance under this Agreement or on any part of Gathering Systems and (b) any new or subsequently applicable assessments, fees or other charges implemented or imposed on Gatherer with respect to the services provided hereunder, including any such assessments, fees or other charges arising from any carbon tax or cap and trade law, rule or regulation adopted after March 1, 2011. [***]. [***]. If any Governmental Authority takes any action (including issuance of any “policy statement,” rule, or regulation) whereby the receipt, gathering, treating, or delivery of Shipper’s gas as contemplated under this Agreement shall be prohibited or subject to terms, conditions or regulations, including rate or price controls or ceilings or open access requirements not in effect on March 1, 2011, and which, in the reasonable judgment of Gatherer, materially adversely affect the economics of the services provided, and Fees received, under this Agreement, then, upon notice by Gatherer to Shipper, the Parties shall as promptly as practicable meet to negotiate in good faith such changes to the terms of this Agreement as may be necessary or appropriate to preserve and continue for the Parties the rights and benefits originally contemplated for the Parties by this Agreement, including returns expected by Gatherer, with such amendment to this Agreement to be effective no later than the effective date of such new or amended applicable law.

9.	BILLING PERIOD, STATEMENTS, and PAYMENT

9.1.
Gatherer’s Invoice. After delivery of the Shipper’s Gas has commenced, Gatherer shall send a monthly statement to Shipper indicating the quantity of the Shipper’s Gas delivered (excepting the percentages retained by Gatherer) and the Service Fees due to Gatherer for the services provided during the preceding Accounting Period. [***], Shipper shall remit the invoiced amount on the date that is the later of the 25th Day of the Month following the Accounting Period or fifteen (15) Days after the date of Gatherer’s statement, If Shipper does dispute a portion the invoiced amount, [***]. Shipper shall indemnify and hold Gatherer harmless from any and all charges, penalties, costs and expenses of whatever kind or nature arising from Shipper’s failure to pay undisputed amounts, including costs and expenses of any litigation and reasonable attorneys’ fees associated therewith. Unpaid [***] amounts due shall accrue interest at the lesser of a rate equal to the prime rate in effect at JP Morgan Chase Bank or its successor on the first Day of the month in which delinquency occurs plus [***]% or the maximum permitted by Law.

9.2.
Records; Finality of Statement. Each party agrees to keep records and books of account in accordance with generally accepted accounting principles in the industry. Any statement shall be final as to both parties unless questioned within [***] ([***]) [***] after payment thereof has been made.

9.3.
Errors. If following payment of a statement either party asserts an error regarding measurements, billings, payments, or other charge or computation regarding the statement, it shall be adjusted without interest or penalty as soon as reasonably possible, but in any event, within one Month from the date the error is asserted and resolved. Neither party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $[***] per Month per CDP. Either party may require prospective correction of such errors. Statements not questioned within [***] ([***]) [***] from the statement date shall be final as to both parties.

9.4.
Records and Charts. Each party shall have the right for [***] ([***]) [***] following receipt of any statement, charge, or computation to examine the books, records, charts, or EFM data of the other party, during normal working hours, to the extent necessary to verify the accuracy of any statement, charge or computation made under the Agreement. The parties shall each preserve all test data, charts, data and other similar records in conformance with Law, but not less than [***] ([***]) [***]. Gatherer shall provide charts and records to Shipper for verifying the accuracy of measurements within [***] ([***]) [***] after request by Shipper. Shipper shall return the charts and records, and any and all copies, within [***] ([***]) [***] after receipt.

10.	FORCE MAJEURE

10.1.
Suspension of Obligations. In the event either Gatherer or Shipper is rendered unable, by reason of an event of Force Majeure, as hereinafter defined, to perform, wholly or in part, any obligation or commitment set forth in the Agreement, then upon such party giving notice and full particulars (including all supporting documentation) of such event as soon as practicable after the occurrence thereof, the obligations of both parties shall be suspended to the extent and for the period of such Force Majeure provided that the party claiming an event of Force Majeure shall make all reasonable attempts to remedy the same with all reasonable dispatch.

10.2.
Force Majeure Defined. The term “Force Majeure”, as used herein, means an event that (i) was not within the control of the party claiming its occurrence; and (ii) could not have been prevented by such party through the exercise of due diligence. Events of Force Majeure shall include acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrest and restraint of rulers or people, interruptions by government or court orders, necessity for compliance with any present and future valid orders of court, or any law, statute, ordinance or regulation promulgated by any governmental or regulatory authority having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, partial or entire failure of gas supply, breakage or accident to machinery, compressors or lines of pipe, freezing of wells, compressors or pipelines, inability to obtain or delays in obtaining materials, easements or rights-of-way (provided they were pursued with diligence and in a timely manner), inability of downstream markets to take gas or liquids or market failure due to conditions other than price, the shutting in of facilities for the making of repairs, alterations or maintenance to wells, pipelines or plants, or any other cause whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming “Force Majeure”.

10.3.
Inapplicability of this Article. Neither party shall be entitled to the benefit of the provisions of this Article if the failure was caused by lack of funds, or with respect to the payment of any amount or amounts then due hereunder.

10.4.
Strikes and Lockouts. Settlement of strikes and lockouts shall be entirely within the discretion of the party affected, and the duty that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes and lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the party having such difficulty.

11.	DEFAULT

11.1.
Termination of the Agreement. If either party shall materially fail to perform any of its covenants or obligations under this Agreement, in addition to its other rights and remedies that the non-breaching party may have at law or in equity, the non-breaching party may proceed as follows:

(A)	Notice of Default. The non-defaulting party will provide written Notice to the other party in default, stating specifically the cause for terminating the Agreement, and declaring it to be the intention of the party giving notice to terminate the same; thereupon, the party in default shall have [***] ([***]) [***] Days after receipt of the Notice to remedy or remove or cure the default. If the default is of a nature that requires more than [***] Days to cure, the party in default shall inform the non-defaulting party of the anticipated period (such period not to extend longer than [***] ([***]) [***]) and must diligently begin to cure. If within such period the defaulting party cures the default, then such notice shall be withdrawn and the Agreement shall continue in full force and effect. Failure to cure within the identified period will result in immediate termination of the Agreement. Notwithstanding the foregoing, with respect to a default of Shipper or Gatherer to make payment of undisputed amounts to the other, as applicable, when due, then the period to cure such default shall be [***] ([***]) Days from receipt of Notice thereof.

(B)
Termination. In case the defaulting party does not cure the default within the applicable periods, then the non-defaulting party may immediately terminate this Agreement; provided however, that any termination this Agreement shall not affect or negate any obligations of a party arising or accruing prior to the termination date or otherwise affect any other remedy that the non-breaching party may have at law or in equity.

(C)
Specific Performance. The parties recognize and agree that remedies at law will not be adequate to satisfy a breach of the respective obligations of Producer to sell and Shipper to deliver the Dedicated Gas to the CDPs pursuant to Section 2.1 of this Agreement. Accordingly, the non-breaching party shall be entitled to specific performance in the event of any actual breach by Shipper or Producer of their obligations set forth in Section 2.1 of this Agreement, which remedy shall be exclusive and not in addition to any remedy available by contract, tort, common law or applicable state and federal statutes.

11.2.
Waiver. No waiver by either Shipper or Gatherer of any default of the other under this Agreement shall operate as a waiver of any future default, whether or like or different character or nature, nor shall any failure to exercise any right hereunder be considered as a waiver of such right in the future.

12.	MISCELLANEOUS

12.1.
Binding Nature of the Agreement and Assignment. Gatherer shall make no assignment of this Agreement to a non-Affiliate without the express written consent of the Shipper, such consent not to be unreasonably withheld, conditioned, or delayed; provided, however, that no such consent shall be required where the assignee [***]. Nothing herein contained shall in any way prevent Gatherer from pledging or mortgaging all or any part of the Gathering System as security under any mortgage, deed of trust, or other similar lien, or from pledging this Agreement or any benefits accruing hereunder to the party making the pledge, without the assumption of obligations hereunder by the mortgagee, pledgee or other grantee under such an instrument. It is agreed that no sale of all or substantially all of the Gathering Systems nor sale or assignment of any of a Producer’s Acreage shall be made unless the purchaser or assignee thereof shall assume and agree to be bound by this Agreement insofar as the same shall affect and relate to the Acreage, AGS Gathering System or interests so sold or conveyed.

12.2.	No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, confers any rights or remedies on any person or entity not a party hereto other than successors and assigns, or heirs.

12.3.
Entire Agreement; Amendments. This Agreement and the attached exhibits together with the provisions of those certain Assignments and Assumptions of Cracker Jack Gas Gathering Agreements dated as of May 31, 2013, among the parties described in Recital A, are the entire agreement and understanding between the parties, and supersedes and renders null and void and of no further force and effect any prior understandings, negotiations or agreements between the parties relating to the subject matter hereof, and all amendments and letter agreements in any way relating thereto. No provision of this Agreement may be changed, modified, waived or discharged orally, and no change, modification, waiver or amendment of any provision will be effective except by written instrument to be executed and approved by the parties hereto. No representation, understanding, warranty, condition or agreement of any kind shall be relied upon by the parties except those contained in this Agreement.

12.4.	Headings. The article and section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

12.5.
Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws. This Agreement has been drafted jointly by the parties. Therefore the rules of contract construction that ambiguities shall be construed against the drafter shall not apply.

12.6.
Counterparts. This Agreement may be executed in one or more original counterparts, all of which, taken together shall constitute an original. This Agreement shall not become effective unless and until it has been executed by both parties.

12.7.
Severability. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part, such provision, only to the extent invalid or unenforceable, shall be severable from this Agreement, and the other provisions of this Agreement shall remain in full force and effect and the remaining provisions hereof shall be liberally construed to carry out the purpose and intent of this Agreement.

12.8.
Non-Disclosure. Unless otherwise agreed to in writing by all the Parties hereto, the terms and conditions of this Agreement shall not be disclosed or revealed to any persons or entities other than those employed by or working on behalf of the parties hereto, except for disclosures: (i) made to a bona fide potential purchaser, investor, partner, lender, financial advisor, consultant or attorney of such party; (ii) required by applicable law, order, decree, regulation, rule (including without limitation, those of any regulatory agency, securities commission or stock exchange) or judicial, administrative, regulatory or self-regulatory proceeding; or (iii) made to owners of a royalty interest in the Acreage whose gas is sold by Shipper, but only for the purpose of determining the cost attributable to such royalty owner’s interest. Notwithstanding the foregoing or anything herein to the contrary, the parties may, without liability hereunder, disclose the existence of this Agreement and the identities of the parties hereto.

12.9.
Limitation of Liability. No party shall be liable to the other party for any indirect, incidental, consequential, special, exemplary, or punitive damages arising from any breach of this Agreement, including, without limitation, any breach of a warranty contained herein or of any obligation to perform services and/or provide deliverables by a specified time.

12.10.
Anti-Corruption and Facilitation Payments. In implementing the requirements of this Agreement, the Parties agree to use reasonable endeavors to comply with, and to use reasonable endeavors to procure that relevant third parties used for fulfilling the Parties’ respective obligations under the Agreement comply with, all laws, rules, regulations, decrees or official governmental orders prohibiting bribery, corruption and money laundering. All financial settlements, billings and reports in connection with the Agreement shall properly reflect the facts related to any activities and transactions handled for the account of the other Party.

12.11.
Further Assurances. Each Party and Producer shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement. Upon termination of this Agreement in accordance with its terms, each Party and Producer shall file any releases with the proper Governmental Authorities as requested by such other Party.

END OF GENERAL TERMS AND CONDITIONS

EXHIBIT C

AGS GATHERING SYSTEM AND DENEX GATHERING SYSTEM

[***]

Exhibit C

EXHIBIT D

DEDICATED LEASE SWAP AREA OF MUTUAL INTEREST

[***]

Exhibit D